UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2021

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of Charlie’s Holdings, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-100 (the “Reverse Split”). The Reverse Split was effective as of June 16, 2021 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Split in order to reduce the number of issued shares of Common Stock to increase their marketability to a wider range of investors, to qualify for listing on the OTCQB, and to provide for a more manageable number of issued and outstanding shares of Common Stock relative to the number that existed prior to consummation of the Reverse Split.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number.

The Reverse Split became effective and the Common Stock began trading on a split-adjusted basis at the open of business on the Effective Date. In connection with the Reverse Split, the CUSIP number for the Common Stock changed to 160770A 200. The trading symbol for the Company, "CHUC", remains unchanged; however, In accordance with FINRA's procedures for reverse stock splits, the Company's Common Stock will trade on a post-split basis under the temporary symbol "CHUCD" for 20 trading days to signify that the reverse stock split has occurred, after which time the symbol will revert back to "CHUC".

Split Adjustment; Treatment of Fractional Shares.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company was converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by 100. The Company will issue one whole share of the post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split, determined at the beneficial owner level by share certificate. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 100 and multiplying the exercise or conversion price thereof by 100, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Certificated and Non-Certificated Shares.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Equiniti (“Equiniti”) at the address set forth below. Equiniti will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder. Equiniti can be contacted at (651) 306-4403.

Equiniti
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120
Attention: Corporate Actions Departments

Nevada State Filing.

The Company effected the Reverse Split as a result of the filing of a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on June 14, 2021, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209. Under Nevada law, no amendment to the Company’s Articles of Incorporation was required in connection with the Reverse Split. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required.

Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effect the Reverse Stock Split without stockholder approval if (i) both the number of authorized shares of the Common Stock and the number of issued and outstanding shares of the Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and, (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, the Reverse Split complies with such requirements.

Capitalization.

The Company was authorized to issue 50.0 billion shares of Common Stock. As a result of the Reverse Split, the Company will be authorized to issue 500.0 million shares of Common Stock. As of June 15, 2021, there were 20,316,393,493 shares of Common Stock outstanding. As a result of the Reverse Split, there will be approximately 203,163,935 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the Common Stock.

The Reverse Split does not affect the Company’s authorized preferred stock. After the Reverse Split, the Company’s authorized preferred Stock of 5,000,000 shares will remain unchanged.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On June 15, 2021, the Company issued a press release disclosing the Reverse Split. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: June 16, 2021	By:	/s/ Matthew P. Montesano
Matthew P. Montesano
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Change for Charlie’s Holdings, Inc., effective as of June 14, 2021
99.1	Press Release, issued by Charlie's Holdings, Inc., dated June 15, 2021